EXHIBIT 99.1

IMPORTANT NOTICE CONCERNING LIMITATIONS ON
TRADING IN NATIONAL COMMERCE FINANCIAL CORPORATION STOCK

August 18, 2004

To: Executive Officers and Directors of National Commerce Financial Corporation

From: National Commerce Financial Corporation

1.	As you may know, a "blackout period" will be imposed on transactions involving the National Commerce Financial Corporation ("NCF") common stock fund (the "NCF stock fund") under the National Commerce Financial Corporation Investment Plan, the Southbanc Shares, Inc. Employees Savings and Profit Sharing Plan, and the Perpetual Bank, a Federal Savings Bank, Employee Stock Ownership Plan (collectively, the "Plans"). This blackout period, described in more detail below, is necessary in order to process and implement instructions with respect to the election of consideration in response to the merger contemplated by the Agreement and Plan of Merger, dated as of May 7, 2004, by and between SunTrust Banks, Inc. and National Commerce Financial Corporation (the "Merger"). UNDER THE SARBANES-OXLEY LAW ENACTED IN 2002, THE EXECUTIVE OFFICERS AND DIRECTORS OF NCF WILL GENERALLY BE PROHIBITED FROM ENGAGING IN TRANSACTIONS INVOLVING NCF STOCK (INCLUDING OPTIONS AND OTHER DERIVATIVES BASED ON NCF STOCK) DURING THIS BLACKOUT PERIOD.

2.	As a result of the need to process instructions about the Merger, during the blackout period participants in the Plans will be temporarily unable to (1) make exchanges into or out of the NCF stock funds under the Plans, (2) take distributions of money invested in the NCF stock funds, and (3) take loans of money invested in the NCF stock funds.

3.	The blackout period for the plans is expected to begin at 5:00 p.m. September 14, 2004 and end October 6, 2004. The blackout period will also be lifted promptly if the Merger is not completed. We will notify you of any changes that affect the dates of the blackout period. In addition, you can confirm the status of the blackout period by speaking with M.J.A. "Jekka" Pinckney, Corporate Secretary at 901-523-3434.

4.	Generally, during the blackout period, you are prohibited from directly or indirectly, purchasing, selling or otherwise transferring any equity security of NCF that you acquired in connection with your service as an executive officer or director. "Equity securities" are defined broadly to include options and other derivatives. Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest.

5.	The prohibition covers securities acquired "in connection with service as a director or executive officer." This includes, among other things, acquired under a compensatory plan or contract (such as under a stock option, or a restricted stock grant), as a direct or indirect inducement to employment or joining the board of directors, in transactions between the individual and the company, and as director qualifying shares acquired outside of an individual's service as a director or executive officer (such as shares acquired when the person was an employee but not yet an executive officer) are not covered. However, if you hold both covered shares and non-covered shares, any shares that you sell will be presumed to come first from the covered shares unless you can identify the source of the sold shares and show that you use the same identification for all related purposes (such as tax reporting and disclosure requirements).

6.	The following are examples of transactions that you may not engage in during the blackout period:

>>	Exercising stock options granted to you in connection with your service as a director or executive officer

>>	Selling NCF stock that you acquired by exercising options

>>	Selling NCF stock that you originally received as a restricted stock grant

7.	There are certain exemptions, including:

>>	Purchases or sales under 10b5-1(c) trading plans (so long as you do not make or modify your election during the blackout period or at a time when you are aware of the actual or approximate dates of the blackout)

>>	Bona fide gifts, bequests and transfers pursuant to domestic relations orders

8.	If you engage in a transaction that violates these rules, you can be required to disgorge your profits from the transaction, and you are subject to civil and criminal penalties.

9.	If you have any questions concerning this notice, you should contact:

M.J.A. "Jekka" Pinckney, Corporate Secretary National Commerce Financial Corporation One Commerce Square Memphis, TN 38150 Phone 901-523-3434.

THE RULES SUMMARIZED ABOVE ARE COMPLEX, AND THE CRIMINAL AND CIVIL PENALTIES THAT COULD BE IMPOSED UPON EXECUTIVE OFFICERS AND DIRECTORS WHO VIOLATE THEM COULD BE SEVERE.

WE THEREFORE REQUEST THAT YOU CONTACT M.J.A. "JEKKA" PINCKNEY, CORPORATE SECRETARY AT 901-523-3434 BEFORE ENGAGING IN ANY TRANSACTION INVOLVING NCF STOCK OR DERIVATIVES BASED ON NCF STOCK DURING THE BLACKOUT PERIOD, OR IF YOU BELIEVE THAT ANY SUCH TRANSACTION IN WHICH YOU HAVE A PECUNIARY INTEREST MAY OCCUR DURING THE BLACKOUT PERIOD.